Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes give effect to the Merger and presents the historical condensed combined financial information of Cruzani, Inc. (the “Company”) and Bowmo, Inc. (“Bowmo”), after giving effect to the Agreement and Plan of Merger (the “Merger Agreement”) with Bowmo Merger Sub, Inc., a Delaware corporation and newly-formed, wholly-owned subsidiary of the Company (the “Merger Sub”), that was completed on May 4, 2022 (the “Merger”). The Merger was accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, Bowmo, Inc. became a wholly owned subsidiary of the Company.

The unaudited pro forma condensed combined financial information gives effect to the Merger based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Pursuant to the terms of the Merger Agreement, the purchase price for Bowmo shall be 1,000,000 shares of the Company’s Series Preferred Stock holding the voting rights to 78% of the total voting equity securities. (the “Merger Consideration”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented as if the Merger had occurred on March 31, 2022. The unaudited condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 are presented as if the Merger had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the Merger have been prepared in accordance with the guidance for business combinations presented in ASC 805 and reflect the allocation of the preliminary purchase price to the assets acquired and liabilities assumed in the Merger based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. The preliminary purchase price allocation was made using the Company’s best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Merger are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Merger date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, as well as the historical financial statements of Bowmo for the years ended December 31, 2021 and 2020 and unaudited financial statements for the three month period ended March 31, 2022.

CRUZANI, INC. AND BOWMO, INC.

PROFORMA CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	Historical		Pro Forma
	Cruzani, Inc. and Subsidiaries	Bowmo, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents	$2,754	$255,027	$-		$257,781
Accounts receivable	-	39,750	-		39,750
Total Assets	$2,754	294,777	$-		297,531
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$326,400	$65,853	$-		$392,253
Accrued expenses	-	23,899	-		23,899
Accrued interest	1,189,559	-	-		1,189,559
Accrued officer compensation	442,000	604,662	-		1,046,662
Convertible Notes	592,600	84,681	-		677,281
Derivative liability	-	112,537	-		112,537
Put premium on stock settled debt	209,314	-	-		209,314
Loans payable	254,500	-	-		254,500
Total Current Liabilities	3,014,373	891,632	-		3,906,005
loans payable, net of current portion	-	309,501	-		309,501
Total Liabilities	3,014,373	1,201,133	-		4,215,506
Commitments and Contingencies (Note 12)
STOCKHOLDERS’ DEFICIT:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520, 0 and 3,381,520 shares issued and outstanding, respectively	33,815	-	-		33,815
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000, 0 and 5,000 shares issued and outstanding, respectively	50	-	-		50
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000, 0 and 5,000,000 shares issued and outstanding, respectively	50,000	-	-		50,000
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 shares issued and outstanding	12	-	-		12
Series AA - 0, 652,259 and 0 Shares issued and outstanding, respectively	-	652	(652)	(a)	-
Super Preferred - 0, 500 and 0 Shares issued and outstanding, respectively	-	1	(1)	(a)	-
Series E Preferred stock to be issued	166,331	-	-		166,331
Series G Preferred stock, 125,000 shares authorized, par value $0.0001; 0, 0, and 1,000,000 shares issued and outstanding, respectively	-	-	1,000	(a)	1,000
Common stock 20,000,000,000 shares authorized, $0.00001 par value; 8,955,014,498, 18,150,000 and 8,957,564,498 shares issued and outstanding, respectively	89,550	18,150	(18,125)	(a)	89,575
Treasury stock, at cost – 2,917, 0 and 2,917 shares, respectively	(773,500)	-	-		(773,500)
Additional paid in capital	80,950,405	3,802,391	(83,510,505)	(a)(b)	1,242,291
Accumulated deficit	(83,528,283)	(4,727,550)	83,528,283	(a)(b)	(4,727,550)
Total Stockholders’ Deficit	(3,011,618)	(906,356)	-		(3,917,974)
Total Liabilities and Stockholders’ Deficit	$2,754	$294,777	$-		$297,531

See Notes to Unaudited Pro Forma Combined Financial Statements.

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CRUZANI, INC. AND BOWMO, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2022

(UNAUDITED)

	Historical			Pro Forma
	Cruzani, Inc. and Subsidiaries	Bowmo, Inc.		Transaction Accounting Adjustments		Notes	Pro Forma Combined
Revenues	$-		$88,667		$-			$88,667
Cost of revenues	-		27,579		-			27,579
Gross Profit	-		61,088		-			61,088
Operating Expenses:
Compensation expense	30,000		102,268		-			132,268
Consulting fees	75,000		-		-			75,000
General and administrative expenses	2,957		6,327		-			9,284
Professional fees	13,180		10,000		-			23,180
Total operating expenses	121,137		118,595		-			239,732
Loss from operations	(121,137)		(57,507)		-			(178,644)
Other Income (Expense):					-			-
Interest expense	(94,307)		(5,010)		-			(99,317)
Change in fair value of derivatives	-		(1,545)		-			(1,545)
Total other income (expense)	(94,307)		(6,555)		-			(100,862)
Income (loss) before provision for income taxes	(215,444)		(64,062)		-			(279,506)
Provision for income taxes	-
		$		$			$
Net Income (Loss)	$(215,444)		(64,062)		-			(279,506)
Basic income (loss) per share	$-		$-		$-			$-
Basic weighted average shares outstanding	8,178,531,066		18,150,000		(15,600,000)	(a)		8,181,081,066

See Notes to Unaudited Pro Forma Combined Financial Statements.

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CRUZANI, INC. AND BOWMO, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

	Historical		Pro Forma
	Cruzani, Inc. and Subsidiaries	Bowmo, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$-	$201,675	$-		$201,675
Cost of revenues	-	51,643	-		201,675
Gross Profit	-	150,032	-		-
Operating Expenses:
Compensation expense	120,000	403,738	-		523,738
Consulting expense	300,000	-	-		300,000
General and administrative	43,769	20,619	-		64,388
Professional fees	39,000	13,970	-		52,970
Total operating expenses	502,769	438,327	-		941,096
Loss from operations	(502,769)	(288,295)	-		(941,096)
Other Income (Expense):			-		-
Interest expense	(1,038,632)	(56,837)	-		(1,095,469)
Change in fair value of derivatives	(741,027)	(17,820)	-		(758,847)
Forgiveness of note payable - PPP Loan	-	91,035	-		91,035
Grant income	-	6,000	-		6,000
Loss on debt litigation	(266,412)	-	-		(266,412)
Gain on new methodology for accounting for debt conversion features	995,692	-	-		995,692
Total other income (expense)	(1,050,379)	22,378	-		(1,028,001)
Loss before provision for income taxes	(1,553,148)	(265,917)	-		(1,969,097)
Provision for income taxes	-				-
Net Loss	$(1,553,148)	$(265,917)	-		$(1,969,097)
Basic loss per share	$(0.01)	(0.01)	-		-
Basic weighted average shares outstanding	4,811,860,024	18,150,000	(15,600,000)	(a)	4,814,410,024

See Notes to Unaudited Pro Forma Combined Financial Statements.

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NOTES AND ASSUMPTIONS TO PROFORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

The pro-forma adjustments to the unaudited pro-forma combined financial statements are as follows:

(a) Represents the elimination of Bowmo, Inc.'s common stock and preferred stock in exchange for the Company's preferred and common stock. Per the terms of the Merger, Eddie Aizman and Michael E. Lakshin of Bowmo, will receive 1,000,000 shares of the Company's Series G Preferred stock as a conversion of the common stock held by Michael and Eddie of Bowmo. Additionally, the shareholders of Bowmo will be issued one common share of the Company for every common and preferred share held of Bowmo for a total of 2,550,000 shares of common stock.

(b) Represents the elimination of the Company’s accumulated deficit.

1.             Basis of Pro Forma Presentation

On May 4, 2022, the Company entered into an Agreement and Plan of Merger with Bowmo, Inc. and Bowmo Merger Sub, Inc., a Delaware corporation and newly-formed, wholly-owned subsidiary of the Company (the “Merger Sub”) which merger was consummated on May 4, 2022, (the “Merger”) The unaudited pro forma condensed combined balance sheet at March 31, 2022 combines the Company’s historical condensed consolidated balance sheet with the historical condensed balance sheet of Bowmo as if the Merger had occurred on that date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 combine the Company’s historical condensed consolidated statements of operations with the condensed statements of operations of Bowmo as if the Merger had occurred on January 1, 2021. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the Company’s combined results.

2.             Preliminary Consideration Transferred

Pursuant to the terms of the Merger Agreement, the purchase price for Bowmo (the “Purchase Price”) shall be shares of the Company’s Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities.

3.             Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Merger are recorded at their Merger date at fair values and are included in the Company’s consolidated financial position. The Company’s unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Merger on the Company’s condensed consolidated balance sheet at March 31, 2022.

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